SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549



                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported):   May 14, 1999




             CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XI
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)




     Illinois                   0-10494                 36-3102608
-------------------         --------------         --------------------
(State or other)              (Commission          (IRS Employer
 Jurisdiction of             File Number)           Identification No.)
 Organization




         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




  Registrant's telephone number, including area code:  (312) 915-1987
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                            MALL OF MEMPHIS

                          MEMPHIS, TENNESSEE



ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS. On May 14, 1999, the Partnership, through the joint venture Mall of Memphis Associates (the "Venture"), transferred title to the land, building and related improvements, and other assets and liabilities related to the Mall of Memphis (the "Property"), located in Memphis, Tennessee, in consideration of a discharge of the mortgage loans. The Property is an approximate 1,015,000 square foot enclosed mall regional shopping center in which the Venture owned approximately 493,000 square feet of mall space and peripheral stores. As of the date of the transfer, the Property was approximately 67% occupied.

     The Venture initiated discussions with the underlying lender regarding a loan modification. However, the lender was unwilling to grant an acceptable loan modification to cover future operating deficits. The Venture therefore decided not to commit any additional amounts to the property and, effective January 1, 1998, suspended the payment of required debt service on its first, second and third mortgage notes secured by the Property. Beginning in 1998, the Venture began remitting cash flow payments to the lender. The Venture entered into negotiations with the lender and an unaffiliated third party regarding the disposition of the Property to the unaffiliated third party. As a result, in May 1999, the Venture transferred title to the Property in consideration of a discharge of the mortgage loans. The Partnership and the Venture have no future liability for any representations, warranties or covenants to the purchaser as result of the disposal of the Property. The Property was classified as held for sale or disposition as of July 1, 1997 and therefore has not been subject to continued depreciation from such date for financial reporting purposes. The venture expects to recognize in 1999 a gain on disposition of approximately $13,000,000, primarily as a result of a previous impairment loss recognized by the Venture in 1997 of $13,143,000, and an extraordinary loss due to the write off of the deferred mortgage fees of approximately $500,000 for financial reporting purposes. In addition, the Venture expects to recognize a gain of approximately $11,600,000 for Federal income tax purposes, of which substantially all of the gain will be allocated to the Partnership with substantially no distributable proceeds.

     The Partnership was released from its environmental indemnity agreement related to the Property as a result of the transaction and was, therefore, able to withdraw approximately $1,000,000 from an escrow account primarily established to secure a portion of its potential obligation under the environmental indemnity. Additionally, the Partnership had a note payable to a former venture partner secured only by the venture partner's former partnership interest in the joint venture and was non-recourse to the Partnership. As a result of the Venture transferring title to the Property in May 1999, as discussed above, the Partnership is not obligated to pay the outstanding principal and interest which will result in the Partnership recognizing a gain of approximately $6,000,000 in 1999 for financial reporting and Federal income tax purposes with no corresponding distributable proceeds.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   Financial Statements.  Not applicable.

     (b)   Pro Forma Financial Information - Narrative

     As a result of the disposition of the Property by the Venture, after May 14, 1999, there will be no further rental income, interest income, mortgage and other interest, property operating expenses or amortization of deferred expenses recorded for the Property in the consolidated financial statements of the Partnership which for the Partnership's most recent fiscal year (the year ended December 31, 1998) were approximately $9,710,000, $79,000, $4,579,000, $4,896,000 and $182,000, respectively.
For the three months ended March 31, 1999, the Partnership's consolidated financial statements reflected rental income, interest income, mortgage and other interest, property operating expenses and amortization of deferred expenses of approximately $2,196,000, $27,000, $1,129,000, $1,123,000 and
$35,000, respectively. Also, as a result of the disposition of the Property, there are no further assets and liabilities related to the Property in the Partnership's consolidated financial statements, which at March 31, 1999, consisted of current assets of approximately $2,879,000; properties held for sale or disposition of approximately $30,000,000; deferred expenses of approximately $765,000; accrued rents receivable of approximately $69,000; current portion of long-term debt of approximately $39,676,000; other current liabilities of approximately $4,268,000; long-term debt of $5,000,000 and other non-current liabilities of approximately $55,000.

     (c)   Exhibits

     10.1 Agreement for Deed in Lieu of Foreclosure and Exhibits thereto, by and between Mall of Memphis Associates and the American Mall of Memphis, LLC dated May 14, 1999.

     10.2 Letter Agreement to the Deed in Lieu of Foreclosure and Exhibits thereto dated May 24, 1999.



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                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                      CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XI

                      BY:   JMB Realty Corporation
                            (Corporate General Partner)



                            By:   GAILEN J. HULL
                                  Senior Vice President
                                  Principal Accounting Officer



Date:  June 1, 1999